Exhibit 99.1

Exponent Reports Strong Third Quarter 2006 Results

MENLO PARK, Calif., October 16, 2006 - Exponent, Inc. (Nasdaq: EXPO) today reported financial results for the third quarter and nine months ended September 29, 2006.

For the third quarter of 2006, revenues grew 16.5% to $43,333,000, as compared to $37,192,000 in the same period one year ago. Revenues before reimbursements increased 15.6% to $40,049,000, as compared to $34,653,000 in the third quarter of 2005.

Net income for the third quarter of 2006 increased to $3,743,000, or $0.22 per diluted share, as compared to $3,515,000, or $0.20 per diluted share, reported last year. Third quarter 2006 net income, excluding $147,000 in net expenses related to FAS 123R, was $3,890,000, or $0.23 per diluted share.

EBITDAS1 for the third quarter of 2006 increased 22.1% to $7,766,000, as compared to $6,361,000 for the same period one year ago.

On September 29, 2006, Exponent had $54 million in cash, cash equivalents and short-term investments. During the third quarter, Exponent used $12.9 million to repurchase shares, bringing the total amount used this year to repurchase shares of its common stock to $25.2 million.

“We performed very well in the quarter, reporting both strong top and bottom line results and growth in many of our practice areas. In addition, we improved our margins, continued to add more talent and focused on integrating our new hires to drive long-term growth,” commented Michael Gaulke, CEO and President. “Revenues before reimbursements and excluding defense technology development increased 13% to $37.3 million this quarter from $33.0 million in the third quarter of 2005. These results were driven by good performance in our electrical, biomechanics, civil engineering, and construction consulting practices. Additionally, our defense technology development practice had a strong quarter, including the delivering of 215 MARCbots to the Robotic Systems Joint Project Office. We also received a follow-on order for additional MARCbots, which are scheduled to be delivered in the fourth quarter of this year.”

“As we look to the remainder of the year, we are committed to growing the business through strategic opportunities and improving our overall operating performance. In the fourth quarter of 2006, we expect to post high single to low double-digit revenue growth. Exponent continues work at maintaining its differentiated market position as a multidisciplinary engineering and scientific consulting firm with unparalleled technical expertise,” concluded Mr. Gaulke.

For the nine months ended September 29, 2006, revenues grew 9.3% to $127,014,000, compared to $116,238,000 in the same period of 2005. Revenues before reimbursements increased 9.7% to $118,721,000, compared to $108,256,000 in the same period last year. Net income was $11,215,000, or $0.64 per diluted share, as compared to $11,476,000, or

$0.66 per diluted share, reported in the same period of 2005. Net income, excluding $722,000 in net expenses related to FAS 123R, was $11,937,000, or $0.68 per diluted share.

EBITDAS1 for the first nine months of 2006 was $22,891,000, as compared to $21,831,000 for the same period one year ago.

Today’s Conference Call Information

Exponent will discuss its financial results in more detail on a conference call today, October 16, 2006, starting at 4:30 p.m. Eastern Daylight Time/1:30 p.m. Pacific Daylight Time. The audio on the conference call is available by dialing 888-830-3976 and entering reservation #8146208. A live webcast of the call will be available on the Investor Relations section of the Company’s web site at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent web site, or by dialing (800) 642-1687 and entering reservation #8146208.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent’s multidisciplinary organization of scientists, physicians, engineers, and business consultants brings together more than 70 technical disciplines to address complicated issues facing industry and government today. The firm’s consultants analyze failures and accidents to determine their causes and provide answers to help prevent such problems. In addition, Exponent evaluates human health and environmental concerns to find cost-effective solutions.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

This news release contains, and incorporates by reference, certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended thereto under) that are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. When used in this document and in the documents incorporated herein by reference, the words “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading “Risk Factors” and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

(1)	EBITDAS is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization, and stock-based compensation. The Company regards EBITDAS as a useful measure of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDAS provides meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of EBITDAS to GAAP is set forth below.

EXPONENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Quarters Ended September 29, 2006 and September 30, 2005

(in thousands, except per share data)

	Quarter Ended		Nine Months Ended
	September 29, 2006	September 30, 2005	September 29, 2006	September 30, 2005
Revenues
Revenues before reimbursements	$40,049	$34,653	$118,721	$108,256
Reimbursements	3,284	2,539	8,293	7,982

Revenues	43,333	37,192	127,014	116,238

Operating expenses
Compensation and related expenses	26,881	22,921	79,671	70,444
Other operating expenses	4,870	4,668	14,602	13,932
Reimbursable expenses	3,284	2,539	8,293	7,982
General and administrative expenses	2,695	2,441	8,127	6,931

	37,730	32,569	110,693	99,289

Operating income	5,603	4,623	16,321	16,949
Other income
Interest income, net	430	309	1,461	817
Miscellaneous income, net	378	351	879	697

	808	660	2,340	1,514

Income before income taxes	6,411	5,283	18,661	18,463
Income taxes	2,668	1,768	7,446	6,987

Net income	$3,743	$3,515	$11,215	$11,476

Net income per share:
Basic	$0.24	$0.22	$0.69	$0.71
Diluted	$0.22	$0.20	$0.64	$0.66
Shares used in per share computations:
Basic	15,570	16,291	16,141	16,166
Diluted	16,837	17,650	17,428	17,494

EXPONENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

September 29, 2006 and December 30, 2005

(in thousands)

	September 29, 2006	December 30, 2005
Assets
Current assets:
Cash and cash equivalents	$6,722	$13,216
Short-term investments	47,272	55,682
Accounts receivable, net	51,381	46,211
Prepaid expenses and other assets	3,571	2,900
Deferred income taxes	2,345	2,156

Total current assets	111,291	120,165

Property, equipment and leasehold improvements, net	29,758	29,839
Goodwill	8,607	8,607
Other assets	9,164	5,630

	$158,820	$164,241

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$5,820	$4,136
Accrued payroll and employee benefits	20,005	19,910
Deferred revenues	2,113	2,364

Total current liabilities	27,938	26,410

Other liabilities	4,383	3,487
Deferred rent	1,110	1,144

Total liabilities	33,431	31,041

Stockholders' equity:
Common stock	16	16
Additional paid-in capital	50,189	44,955
Accumulated other comprehensive income (loss)	178	(93)
Retained earnings	99,058	88,322
Treasury stock, at cost	(24,052)	—

Total stockholders' equity	125,389	133,200

	$158,820	$164,241

EXPONENT, INC.

EBITDAS (1)

For the Quarters Ended September 29, 2006 and September 30, 2005

(in thousands)

	Quarter Ended		Nine Months Ended
	September 29, 2006	September 30, 2005	September 29, 2006	September 30, 2005
Net Income	$3,743	$3,515	$11,215	$11,476

Add back (subtract):

Income taxes	2,668	1,768	7,446	6,987
Interest income, net	(430)	(309)	(1,461)	(817)
Depreciation and amortization	920	876	2,700	2,545
Stock-based compensation	865	511	2,991	1,640

EBITDAS (1)	$7,766	$6,361	$22,891	$21,831

(1)	EBITDAS is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization, and stock-based compensation. The Company regards EBITDAS as a useful measure of operating performance and cash flow to compliment operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDAS provides meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.